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                                                                   EXHIBIT 10.38


                                LEASE AMENDMENT

This document amends the Lease Agreement dated November 14, 1996 and amended November 24, 1997, March 27, 1998, June 4, 1998, and July 21, 1998 by and
between Blue Lake Partners, Ltd. ("Landlord"), and McAfee Software, Inc., a Delaware Corporation ("Tenant"), for the Premises located at 4099 McEwen, Suites 405, 500, 620, & 700, and 4101 McEwen, Sites 270 and 300, Dallas, Texas 75244 as
follows:

Basic Lease Provision No. 2 "Premises"

Effective December 1, 1998, Tenant shall expand into Suite #660 in the 4099 McEwen Building containing 1,775 rentable square feet within The Centre office complex while maintaining all its present space at 4099 and 4101 McEwen. Additionally, effective January 1, 1999, Tenant shall expand into Suite #850 in the 4099 McEwen Building containing 10,777 rentable square feet within The Centre office complex while maintaining all its then current space at 4099 and 4101 McEwen. Tenant's new, combined square footage will total 71,919 rentable square feet for both Buildings. The expansion spaces (4099 McEwen, Suite #660 and Suite #850) are further defined and delineated on the attached Exhibits "A-5" and "A-6," respectively. If Landlord is unable to provide delivery of such spaces on the respective dates, the rental obligation for each should be delayed accordingly. If delivery is not made within 120 days, Tenant has right to terminate leasing of the specific space.

Basic Lease Provision No. 3 "Basic Rent"

Effective December 1, 1998, Tenant's Basic Monthly Rent shall adjust as follows:


                Term                                Monthly Rent
                ----                                ------------
         Dec. 1, 1998 thru Dec. 31, 1998            $85,373.41
         Jan. 1, 1999 thru Jan. 31, 2002            $103,335.08
         Feb. 1, 2002 thru Feb. 17, 2003            $107,962.98


Basic Lease Provision No. 4 "Tenant's Pro Rate Share"

Effective January 1, 1999, Tenant's proportionate share of the 4099 McEwen Building shall be set at 42.33 % for all purposes under this Lease. Tenant's proportionate share of the 4101 McEwen Building shall remain 15.71% for all purposes under this Lease.

Basic Lease Provision No.'s 5&6 "Operating Expense Stop"

Effective December 1, 1998, the Expense Stop for the expansion spaces (4099 McEwen, Suite #660 and Suite #850) shall be set at an amount equal to the sum of the actual grossed up operating expenses for 1998, expressed as a function of 123,770 rentable square feet for the building.

Basic Lease Provision No. 7 "Term"

Effective December 1, 1998, Tenant's Lease Term for the expansion space at 4099 McEwen, Suite #660 containing 1,775 rsf shall be fifty and one half (50 1/2) months for an expiration date coterminous with Tenant's existing space of February 17, 2003. Effective January 1, 1999, Tenant's Lease Term for the expansion space at 4099 McEwen, Suite #850 containing 10,777 rsf shall be forty nine and one half (49 1/2) months for an expiration date coterminous with Tenant's


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existing space of February 17, 2003. Additionally, Tenant's existing lease space located at 4101 McEwen, Suite #270 containing 3,663 rsf shall be extended by forty two and one half (42 1/2) months for an expiration date coterminous with Tenant's existing space of February 17, 2003.

Basic Lease Provision No. 11 "Tenant's Broker"

Tenant represents and warrants that it has dealt with no Broker or Agent in connection with the execution of this Lease Amendment and Tenant agrees to indemnify and hold harmless Landlord against all liabilities and costs arising from a breach of such warranty including without limitation attorney's fees in connection therewith.

Exhibit "D"

Exhibit D, Work Letter, Plans Agreed Upon/Finish Allowance, paragraph 2.1, shall be amended such that Landlord shall provide an allowance up to $72,174.00 (The "Finish Allowance") on the expansion spaces only (4099 McEwen, Suites #660 and #850). Tenant acknowledges that Landlord has satisfactorily completed all of Landlord's work and all tenant improvements called for by or under all prior Exhibit "D" construction plans and specifications to the Lease and any Amendments, and the only work to be performed by Landlord is under this Amendment. Tenant Improvements shall be constructed in accordance with Exhibit
D. Tenant agrees to execute an Acceptance of Premises Memorandum upon Substantial Completion as defined in Exhibit D. Tenant accepts the space located at 4101 McEwen, Suite #270 containing 3,663 rsf in its current "as is" condition and agrees that the Landlord has no leasehold improvement obligations.

Rider No. 2 "Renewal Option"

This expansion areas (4099 McEwen, Suite #660 and Suite #850) shall be subject to the same renewal option as the existing premises.

Submission of this instrument for examination or signature by Tenant is not effective until execution by and delivery to both Landlord and Tenant.

All other terms and conditions shall remain the same and in full force and effect.

EXECUTED the 20th day of November, 1998.

                        LANDLORD: Blue Lake Partners, Ltd.

                        By: SF Realty, Inc. Its General Partner

                        By: /s/ MARK HARRISON
                           --------------------------------
                           Mark Harrison, Leasing Manager


                        TENANT: McAfee Software, Inc.
                                (a Delaware Corporation)

                        By: /s/ PRABHAT K. GOYAL
                           --------------------------------
                           Prabhat Goyal, CFO


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                                  Exhibit "A-5"


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                                  Exhibit "A-6"


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